UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 16, 2005

Global Crossing Ltd
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-16201	980189783
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

WESSEX HOUSE, 45 REID STREET, HAMILTON, Bermuda		HM12
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	4412968600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 22, 2005, Global Crossing Limited (the "Company") appointed Robert A. Klug, age 38, to serve as chief accounting officer of the Company, succeeding William I. Lees, Jr., whose employment was terminated on December 16, 2005. Mr. Klug has been employed at the Company since 1997 in various senior financial roles, including vice president cost of access (June 2004 – December 2005), vice president finance operations (2002 – June 2004), chief financial officer – Americas (2001 - 2002), chief financial officer - subsea operations (1999 - 2001), and chief accounting officer (1997 - 1999). Prior to his tenure at the Company, Mr. Klug was an audit manager with Price Waterhouse in Canada and Bermuda for eight years.

In his new role, Mr. Klug qualifies for participation in the Global Crossing Limited Key Management Protection Plan, which provides enhanced severance benefits if a participant’s employment is terminated by the Company (other than for cause or by reason of death or disability), or if he or she terminates employment for "good reason" (generally, an unfavorable change in employment status or compensation). The severance benefits that Mr. Klug would be entitled to under the plan include (i) a lump sum payment equal to his annual base salary plus target bonus opportunity, (ii) a prorated portion of his annual target bonus for the year in which the termination occurs, (iii) continuation of life and health insurance coverages for one year and (iv) payment for outplacement services in an amount not to exceed 30% of his base salary.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Crossing Ltd

December 22, 2005	By:	Mitchell C. Sussis

Name: Mitchell C. Sussis
Title: Vice President